[EXHIBIT 23.3]
             BAKER TILLY HELLAS A.E. LETTERHEAD
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    INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Aegean Earth and Marine Corporation on Form S-1 of our report dated March 13, 2008 for Aegean Earth S.A. for the period ended December 31, 2007 appearing in this Registration Statement. We also consent to the the reference to us under the heading "Experts" as it relates to Aegean Earth S,A, only.


Athens, April 21, 2008

/s/ Baker Tilly Hellas AE
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Baker Tilly Hellas AE